Exhibit 10.1
FIRST AMENDMENT TO FUNDING AGREEMENT
     THIS FIRST AMENDMENT TO FUNDING AGREEMENT (this “Amendment”), dated as of February 8, 2006, is by and between Société des Mines de Taparko, also known as SOMITA, SA, a société anonyme formed under the laws of the Republic of Burkina Faso (“Somita”), and Royal Gold, Inc., a Delaware corporation (“Royal Gold”).
Recitals
     A. As of December 1, 2005, Somita and Royal Gold entered into that certain Funding Agreement (the “Funding Agreement”), whereby Royal Gold agreed to provide Somita with funding in the amount of US$35,000,000 (the “Maximum Amount”) for additional costs of development of the Taparko/Bouroum gold mine project in Burkina Faso. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Funding Agreement.
     B. Prior to the date of this Amendment, Royal Gold has provided Somita the amount of US$6,414,000 under the First Tranche pursuant to the terms and conditions of the Funding Agreement.
     C. The conditions to disbursement of the Second Tranche in Section 3.2 of the Funding Agreement (the “Second Tranche Conditions”) have not yet been satisfied.
     D. Somita now desires to obtain additional funding from Royal Gold under the First Tranche in the amount of US$3,000,000 (the “Additional First Tranche Amount”) for additional costs of development of the Taparko/Bouroum gold mine project.
     E. Royal Gold is agreeable to provide the Additional First Tranche Amount to Somita on the terms and conditions set forth herein and in the Funding Agreement.
     F. In accordance with the request of Somita, Royal Gold has agreed to deposit the Additional First Tranche Amount in a bank account controlled by High River Gold Mines Ltd., a corporation formed under the laws of Canada (“HRG”), and the ultimate parent of High River Gold Mines (West Africa) Ltd., a corporation formed under the laws of the Cayman Islands, which is the current holder of 90% of the issued and outstanding equity in Somita, for distribution as set forth herein.
     G. Pursuant to Section 8.1(a) of the Funding Agreement, no amendment to the Funding Agreement is valid or effective against Somita or Royal Gold unless such amendment is in writing and signed by Somita and Royal Gold.

Agreement
     IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Somita and Royal Gold agree as follows:
1. Amendments to Funding Agreement
          (a) The definition of “First Tranche” in Section 1.1 of the Funding Agreement is hereby amended and restated in its entirety to read as follows:
“First Tranche” means the initial Tranche of the Funding in the amount of $9,414,000, which tranche may be funded by Royal Gold in one or more disbursements at any time from the Closing Date until February 28, 2006.
          (b) The definition of “Funding Documents” in Section 1.1 of the Funding Agreement shall be deemed to include this Amendment and the Consent of Guarantor attached as Exhibit B hereto.
     (c) Section 4.16 of the Funding Agreement is hereby amended by replacing “$59,747,000” with “$73,047,000”.
     (d) Sections 4.16 and 5.1 of the Funding Agreement are hereby amended by replacing “May 31, 2007” with “September 30, 2007”.
     (e) Section 7.1(b) of the Funding Agreement is hereby amended by replacing “August 31, 2007” with “December 31, 2007”.
     (f) The second paragraph of Schedule V to the Funding Agreement is hereby deleted in its entirety and replaced with the following:
The total funding by Royal Gold under the First Tranche will be $9,414,000 and will be paid to Somita for (i) repayment of intercompany loans made by HRG to Somita prior to the date of the Agreement and (ii) development and operation of the Project pursuant to the Development Plan.
     (g) Each of Schedule V to the Funding Agreement and Schedule VI to the Funding Agreement is hereby amended by, in each case, deleting the table contained in such schedule in its entirety and replacing such table with the table attached hereto as Exhibit A.
     2. Conditions Precedent. The obligations of Royal Gold under this Amendment with respect to the disbursement of the Additional First Tranche Amount are subject to the satisfaction of the following conditions:
          (a) Somita shall have executed and delivered this Amendment;

          (b) Somita shall have executed and delivered an officer’s certificate, in form and substance satisfactory to Royal Gold; and
          (c) HRG shall have executed and delivered a Consent of Guarantor in the form attached hereto as Exhibit B.
     3. Additional Documents; HRG as Agent.
          (a) Somita shall execute and deliver to Royal Gold at any time and from time to time such additional documents as Royal Gold may request in order to disburse the Additional First Tranche Amount to Somita or to confirm and carry out other transactions contemplated hereby.
          (b) Somita hereby authorizes HRG to receive the Additional First Tranche Amount from Royal Gold on behalf of Somita and to distribute such amount as follows:
               (i) US$1,000,000 to HRG in repayment of intercompany loans from HRG to Somita existing prior to the date of the Funding Agreement; and
               (ii) US$2,000,000 to Somita for development and operation of the Project pursuant to the Development Plan.
     4. Representations, Warranties and Covenants of Somita. Somita represents, warrants and covenants to Royal Gold, as of the date of this Amendment, as follows:
          (a) All representations, warranties and covenants made by any Responsible Party in this Amendment, the Funding Agreement and any other Funding Document are true and accurate on and as of the date of this Amendment as if such representations, warranties and covenants had been made as of the date of this Amendment, except to the extent that such representation, warranty or covenant was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Royal Gold.
          (b) No Default exists on and as of the date of this Amendment.
          (c) No Material Adverse Effect, nor any event or circumstance that could have a Material Adverse Effect, has occurred at any time from the date of the Funding Agreement to the date of this Amendment.
          (d) The disbursement of funds by Royal Gold to Somita pursuant to the Funding Agreement as contemplated by this Amendment is not prohibited by any Law and does not subject Royal Gold to any penalty or other onerous condition under or pursuant to any such Law.
          (e) All Tranches disbursed prior to the date hereof have been or are being used for the purposes of the Project in accordance with Section 2.3 of the Funding Agreement.
          (f) The Additional First Tranche Amount requested in connection with this Amendment shall be used for the purposes of repayment of intercompany loans from HRG to

Somita existing prior to the date of the Funding Agreement and development and operation of the Project pursuant to the Development Plan, which purposes are in accordance with Section 2.3 of the Funding Agreement.
          (g) Somita has duly taken all action necessary to authorize the execution and delivery by it of the Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder
     5. Continuation of the Funding Agreement; No Other Changes.
          (a) Except as specified in this Amendment, the provisions of the Funding Agreement are ratified and confirmed in all respects and shall remain in full force and effect, including, without limitation, Section 3.4 of the Funding Agreement, and if there is a conflict between the terms of this Amendment and those of the Funding Agreement, the terms of this Amendment shall control.
          (b) Royal Gold and Somita agree that Royal Gold shall have no obligation to fund the Second Tranche if the Second Tranche Conditions are not satisfied by February 28, 2006.
          (c) Nothing in this Amendment shall be interpreted to increase the total amount that Royal Gold has committed to fund under the terms of the Funding Agreement above the Maximum Amount.
     6. Miscellaneous.
          (a) This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.
          (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (c) This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.
          (d) This Amendment constitutes the entire agreement between Somita and Royal Gold concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Somita and Royal Gold.
          (e) If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

          (f) The section headings herein are for convenience only and shall not affect the construction hereof.
          (g) Execution of this Amendment is not intended to and shall not constitute a waiver by Royal Gold of any Event of Default under any of the Funding Documents.
Execution Page Follows

     EXECUTED by Royal Gold and Somita as of the date first set forth above.

SOCIÉTÉ	DES MINES DE TAPARKO

By:	/s/ David Mosher
David Mosher
Director

By:	/s/ Daniel Vanin

Daniel Vanin
Director

ROYAL	GOLD, INC.

By:	/s/ Donald J. Baker

Name:	Donald J. Baker
Title:	Vice President Corporate Development
[Signature page to First Amendment to Funding Agreement]

EXHIBIT A
Amended Tranche Funding Schedule

EXHIBIT B
Form of Consent of Guarantor